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                                                                     EXHIBIT 5.1

December 22, 2004

PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PlanetOut Inc., a Delaware corporation (the "COMPANY"), of a Registration Statement on Form S-8 (the "REGISTRATION Statement") with the Securities and Exchange Commission covering the offering of up to 3,226,445 shares of Common Stock, par value $0.001 (the "SHARES"), issuable pursuant to its 2004 Equity Incentive Plan, 2004 Executive Officers and Directors Equity Incentive Plan, 2001 Equity Incentive Plan of PlanetOut Partners, Inc., 1996 Equity Incentive Plan of PlanetOut Corporation, 1996 Stock Option Plan of PlanetOut Corporation and Online Partners.com, Inc. 1997 Stock Plan (collectively, the "PLANS").

In connection with this opinion, we have examined the following documents:

      1.    The Registration Statement and related prospectus;

      2.    The Plans;

      3. The Company's Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on October 19, 2004;

      4.    The Company's Amended and Restated Bylaws, adopted on April 21,
            2004;

      5. Certain resolutions of the Company's Board of Directors and stockholders relating to the Plans and the Registration Statement;

      6.    The minute books of the Company provided to us by the Company;

      7.    A specimen stock certificate for the Common Stock of the Company;
            and

      8. Certificates of public officials, officers of the Company and the Company's transfer agent.

In rendering the opinion set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents and that all corporate records of the Company provided to us for review and all public records obtained by us are accurate and complete. We have further assumed the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the enforceability or effectiveness thereof.

As to matters of fact material to our opinion, we have relied solely upon our review of the documents referred to in the foregoing paragraph. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters or assumptions. In rendering this opinion, we have considered only the Delaware General Corporation Law, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and express no opinion with respect to choice of law or conflicts of law. We express no opinion whatsoever as to the compliance

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or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

In addition, we have assumed that, at the time of the issuance of the Shares:
(A) all of the terms and conditions for such issuance set forth in the Plans and any related agreements will have been fully satisfied, waived or discharged; (B) a sufficient number of shares of Common Stock is authorized and reserved or available for issuance; (C) applicable law, including its interpretation, will have remained unchanged from the law in effect as of the date of this letter and
(D) the cash consideration payable in connection with the issuance and sale of the Shares is not less than the par value of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold, issued and delivered in accordance with the Plans and the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable.

Notwithstanding anything in this letter to the contrary, the opinion set forth above is given only as of the date hereof. We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very Truly Yours,

HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN
A Professional Corporation

By:   /s/ Michael J. Sullivan
    ----------------------------
      Michael J. Sullivan

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